As filed with the Securities and Exchange Commission on September 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	3674	51-0309588
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	2300 Buckskin Road
	Pocatello, ID 83201
	(208) 233-4690
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan F. Denenberg	Kris F. Heinzelman
Davis Polk & Wardwell	Cravath, Swaine & Moore LLP
450 Lexington Avenue	825 Eight Avenue
New York, New York 10017	New York, NY 10019
(212) 450-4000	(212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333 — 108028

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to be	Offering Price Per	Aggregate	Amount of
of Securities to be Registered	Registered	Unit (1)	Offering Price (1)	Registration Fee

Common Stock, par value $.01 per share	5,750,000	$20.00	$115,000,000	$9,304

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

SIGNATURES
EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3

Incorporation by Reference of Registration Statement on Form S-1, File No. 333-108028

     AMIS Holdings, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-108028) declared effective on September 23, 2003 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

     The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Deloitte & Partners Bedrijfsrevisoren
25.1	Powers of Attorney (included on signature page of Registration Statement on Form S-1, File No. 333-108028)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pocatello, State of Idaho, on this 23rd day of September, 2003.

AMIS HOLDINGS, INC.

By:	/s/ Brent Jensen

	Name:	Brent Jensen
	Title:	Chief Financial Officer, Senior Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer,
President and Assistant Secretary
Christine King	(Principal Executive Officer)

*	Chief Financial Officer,
Senior Vice President and Secretary
Brent Jensen	(Principal Financial Officer and Accounting Officer)

*	Director

Dipanjan Deb

*	Director

Thomas Epley

*	Director

Christine King

*	Director

David M. Rickey

*	Director

Paul C. Schorr, IV

*	Director

Tomohiro Shibata

*	Director

David Stanton

*	Director

James A. Urry

*	Director

Gregory Williams

*	Signed by attorney-in-fact.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell
23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Deloitte & Partners Bedrijfsrevisoren
25.1	Powers of Attorney (included on signature page of Registration Statement on Form S-1, File No. 333-108028)